    As filed with the Securities and Exchange Commission on November 22, 2000

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------


                              CHECKFREE CORPORATION
             (Exact name of Registrant as specified in its charter)


         Delaware                          7374                          58-2360335
(State or other jurisdiction       (Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)   Classification Code Number)     Identification No.)

                            ------------------------


                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                                 (678) 375-3000
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            ------------------------

                               Peter F. Sinisgalli
                      President and Chief Operating Officer
                              CheckFree Corporation
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                                 (678) 375-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                          Copies of Correspondence to:

                             Robert J. Tannous, Esq.
                       Porter, Wright, Morris & Arthur LLP
                        41 South High Street, Suite 2800
                              Columbus, Ohio 43215
                                 (614) 227-1953
                              (614) 227-2100 (fax)
                            rtannous@porterwright.com

                            ------------------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the box. [ ]

If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ------------------------ ------------------------ -------------------
 Title of Each Class of                             Proposed Maximum         Proposed Maximum          Amount of
    Securities to be          Amount to be         Offering Price Per       Aggregate Offering     Registration Fee*
       Registered              Registered                 Unit*                   Price*
------------------------- ---------------------- ------------------------ ------------------------ -------------------
Common stock, $.01 par
   value............           15,917,250                $53.72                 $855,074,670            $225,740
------------------------- ---------------------- ------------------------ ------------------------ -------------------


* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average high and low prices of the Common Stock as reported on the Nasdaq National Market on November 15, 2000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2000

PROSPECTUS
----------

                               15,917,250 SHARES

                                [CHECKFREE LOGO]

                                  COMMON STOCK


     This prospectus relates to the sale of 15,917,250 shares of our common stock owned by a group of our stockholders on whose behalf we are registering these shares. These stockholders may sell the shares through agents, broker-dealers or underwriters, and on terms determined at the time of the sale. To the extent required, we will provide you with a supplement to this prospectus with specific information regarding:

     -   the shares to be sold;

     -   the public offering price; and

     - the names of any agent, broker-dealer, or underwriter through which these shares are sold, and any applicable commission or discount.

     The stockholders selling shares under this prospectus reserve the sole right to accept or reject, in whole or in part, any proposed sale of the shares.

     We will not receive any proceeds from the sale of shares under this prospectus. All proceeds will go directly to the selling stockholders.

     Our common stock is listed on the Nasdaq National Market under the symbol "CKFR." On November __, 2000, the closing price per share of our common stock on the Nasdaq National Market was $______.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                           --------------------------


                The date of this prospectus is November __, 2000.

THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT CHECKFREE THAT IS NOT INCLUDED OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS DESCRIBED IN GREATER DETAIL IN THE SECTION OF THIS PROSPECTUS ENTITLED "WHERE YOU CAN FIND MORE INFORMATION." IN ADDITION, THE INFORMATION IS AVAILABLE WITHOUT CHARGE UPON A WRITTEN OR ORAL REQUEST TO CHECKFREE CORPORATION, 4411 EAST JONES BRIDGE ROAD, NORCROSS, GEORGIA 30092, ATTENTION: INVESTOR RELATIONS,
(678) 375-3000.

                                TABLE OF CONTENTS

                                                  PAGE
                                                  ----

Table of Contents................................   2

Where You Can Find More Information..............   3

Forward-Looking Statements.......................   4

The Company......................................   5

Use of Proceeds..................................   5

Selling Stockholders.............................   5

     Generally...................................   5

     Stockholder Agreements......................   5

     Registration Rights Agreements..............   8

Plan of Distribution.............................  10

Experts..........................................  10

Legal Matters....................................  11

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should rely only on the information contained in this document or to documents that we have referred you to. We have not authorized anyone to provide you with any additional information.

     The following documents, which have been filed by us with the Securities and Exchange Commission (SEC file number 0-26802), are incorporated by reference into, and considered to be a part of, this prospectus:

     - Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (filed September 26, 2000);

     - Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (filed November 14, 2000);

     - Proxy Statements for the Special Meeting of Stockholders held on September 28, 2000 (filed August 25, 2000) and the Annual Meeting of Stockholders to be held on November 1, 2000 (filed September 29, 2000);

     - Current Reports on Form 8-K dated July 12, 2000 (filed July 12, 2000), dated August 2, 2000 (filed August 3, 2000), dated September 1, 2000 (filed September 15, 2000 and amended on November 8, 2000), dated September 5, 2000 (filed September 5, 2000), dated September 30, 2000 (filed October 3, 2000), dated October 1, 2000 (filed October 2, 2000), dated October 1, 2000 (filed October 11, 2000), dated November 1, 2000 (filed November 6, 2000), and dated November 14, 2000 (filed November 14, 2000);

     - The description of common stock, contained in the registration statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 and all amendments thereto and reports filed for the purpose of updating this description; and

     - All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the offering of our common stock hereby is completed, other than portions of these documents described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the Commission.

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide a copy of any and all of the information that we incorporate by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

     Requests for documents relating to us should be directed to:

     CheckFree Corporation
     4411 East Jones Bridge Road
     Norcross, Georgia 30092
     Attention: Investor Relations
     Telephone: (678) 375-300
     E-mail: tmoore@checkfree.com

     We must comply with the informational requirements of the Securities Exchange Act of 1934 and its rules and regulations. Under the Securities Exchange Act of 1934, we must file reports, proxy statements, and other information with the Commission. Copies of these reports, proxy statements, and other information can be inspected and copied at:

     Public Reference Room
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549
or at the public reference facilities of the regional offices of the Commission at:

     500 West Madison Street
     Suite 1400
     Chicago, Illinois  60661-2511

     or

     7 World Trade Center
     Suite 1300
     New York, New York 10048-1102

     You may obtain information on the operation of the Public Conference Room by calling the Commission at 1-800-SEC-0330. You may also obtain copies of our materials by mail at prescribed rates from the Public Reference Room at the address noted above. Finally, you may obtain these materials electronically by accessing the Commission's home page on the Internet at HTTP://WWW.SEC.GOV.

     Our common stock is listed on the Nasdaq National Market. Accordingly, reports and other information concerning us should be available for inspection and copying at the offices of:

     The Nasdaq Stock Market
     1735 K Street, N.W.,
     Washington, D.C. 20006-1504

     We have filed a registration statement on Form S-3 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to our common stock to be offered by this prospectus. This prospectus constitutes our prospectus filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because selected parts of the registration statement are omitted in accordance with the Commission's rules and regulations. The registration statement and its exhibits are available for inspection and copying as set forth above.

     All information contained in this prospectus regarding CheckFree was supplied by us, and all information contained in this prospectus regarding the selling stockholders was supplied by the respective selling stockholders. Neither CheckFree nor the selling stockholders can warrant the accuracy or completeness of information relating to the other party.

                           FORWARD LOOKING STATEMENTS

     The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus referring to us, and they may also be made as part of this prospectus by reference to other documents filed with the Securities and Exchange Commission by us, which is known as "incorporation by reference." These statements may include statements regarding the period following completion of offering of our common stock on behalf of the selling stockholders by this prospectus.

     Words like "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance used in connection with any discussion of future operating of financial performance, or the transactions involving us, identify forward-looking statements.

     All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

     For additional information that could cause actual results to differ materially from those described in the forward-looking statements, please see our annual report on Form 10-K for the year ended June 30, 2000 that we filed with the Commission on September 26, 2000.

     Stockholders and potential investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

     All subsequent forward-looking statements attributable us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                                   THE COMPANY

     This summary highlights selected information about our company. You should carefully read this prospectus and the other documents we refer to for a more complete understanding of our business.

CHECKFREE CORPORATION
4411 EAST JONES BRIDGE ROAD
NORCROSS, GEORGIA 30092
(678) 375-3000
WWW.CHECKFREE.COM

     The reference to our website address above does not constitute incorporation by reference of the information contained on that website, so you should not consider any information on this website to be a part of this prospectus.

     We are the leading provider of electronic billing and payment services. We operate our business through three independent but inter-related divisions:

     -   Electronic Commerce;
     -   Investment Services; and
     -   Software.

     Our Electronic Commerce business provides services that allow consumers to:

     -   receive electronic bills through the Internet;
     -   pay any bill--electronic or paper--to anyone; and
     - perform customary banking transactions, including balance inquiries, transfers between accounts and on-line statement reconciliations.

     Our Investment Services business offers portfolio accounting and performance measurement services to investment advisors, brokerage firms, banks and insurance companies and financial planning application software to financial planners.

     Our Software businesses provide electronic commerce and financial applications software and services for businesses and financial institutions.

     We are incorporating by reference important business and financial information about CheckFree into this prospectus that is not included in or delivered with this prospectus. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" in this prospectus.

                                 USE OF PROCEEDS

     The proceeds from the sale of the shares offered by this prospectus are solely for the stockholders who currently own and are selling the shares. We will not receive any of the proceeds from the sale of these shares.

                              SELLING STOCKHOLDERS

GENERALLY

     The following table contains information regarding the beneficial ownership of the selling stockholders as of November 21, 2000:

                     Shares                      Shares
                     Owned          Shares        Owned
    Selling        Before the       Being       After the
  Stockholder       Offering       Offered      Offering
  -----------       --------       -------      --------

   Microsoft
  Corporation       8,567,250     8,567,250            0

   First Data
  Corporation       6,567,250     6,567,250            0

 Citibank, N.A.       932,750       782,750      150,000

     Except for the board seats held by Microsoft and First Data, none of the selling stockholders are deemed to be our affiliates.

     On July 7, 2000, we entered into an amended and restated agreement and plan of merger with Microsoft Corporation, First Data Corporation, and Citibank, N.A., whereby through a series of acquisitions we would acquire the business of TransPoint. In consideration for the mergers and certain related commercial agreements, we agreed to issue to Microsoft, First Data, and Citibank an aggregate of 17,000,000 shares of our common stock. The TransPoint acquisition was completed on September 1, 2000.

STOCKHOLDER AGREEMENTS

     At the closing of the TransPoint acquisition, both Microsoft and First Data executed a stockholders agreement with us that contained provisions that are summarized as follows:

     Governance.

     Pursuant to the stockholder agreements, each of Microsoft and First Data were entitled to appoint one individual designated by it to our board of directors. Each of the directors designated by Microsoft and First Data must be approved by a majority of the members of our board of directors. Following the TransPoint acquisition, Lewis Levin, a Vice President of Microsoft, and Henry C. Duques, the Chairman and Chief Executive Officer of First Data, were appointed as directors to our board of directors.

     For so long as either Microsoft or First Data is entitled to designate a director, we will be obligated to include that designee as part of the management slate in our proxy statement relating to the election of directors and use commercially reasonable efforts to support each designee consistent with our current and historical support of other persons standing for election as part of the management slate.

     As long as each of Microsoft and First Data can designate a nominee for election as a director, each will agree to vote all of its voting stock in each stockholder vote for the election of directors in the following manner:

     - if there is no bona fide proxy contest for the election of directors, in favor of the management slate; or

     - if there is a bona fide proxy contest for the election of directors, either (1) in favor of the management slate or (2) in the same proportion as all votes cast by disinterested stockholders.

     The director designation right of each of Microsoft and First Data will terminate upon the earlier of:

     - first date on which the stockholder and its controlled affiliates own less than 75% of the shares acquired at the closing of the TransPoint acquisition, and

     - the occurrence of a change of control of our company in which the stockholder and its controlled affiliates no longer own at least 5% of the voting shares of the surviving company.

     For purposes of the stockholder agreements, a "change of control" will include any of the following:

     - any merger, consolidation or other business combination transaction in which our stockholders immediately prior to the transaction no longer own at least 50% of the total voting stock of the surviving entity or its parent after the transaction;

     - an acquisition by any person, other than Microsoft and its controlled affiliates or First Data and its controlled affiliates, as the case may be, of at least 30% of our total voting stock;

     - a sale of our assets to any person, other than Microsoft and its controlled affiliates or First Data and its controlled affiliates, as the case may be, for a total price in excess of 30% of the market value of our outstanding common stock at that time; or

     -   our liquidation of dissolution.

     Standstill.

     During the standstill period, neither Microsoft, First Data nor any of their respective controlled affiliates will be able to do, announce an intention to do, or facilitate or encourage another person to do, any of the following:

     - offer or seek to acquire ownership of any of our assets or businesses for a total price in excess of 30% of the market value of our outstanding common stock;

     - acquire beneficial ownership of any of our voting stock or any of our subsidiaries, or any options or other rights to acquire the voting stock, except for acquisitions to maintain their percentage ownership of our common stock;

     - make or participate in any solicitation of proxies with respect to the voting of any of our securities or any of our subsidiaries;

     - deposit any securities of ours or our subsidiaries in a voting trust or arrangement with any person;

     - become a member of a "group," as defined in Section 13(d) of the Securities Exchange Act of 1934 with respect to any of our voting securities or any of our subsidiaries;

     - arrange any financing for the purchase of any of our or our subsidiaries voting securities, or securities convertible into similar securities;

     - propose or participate in any proposal of a tender offer, exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving us or any of our subsidiaries;

     - nominate any person as a director who is not nominated by the incumbent directors, or propose any matter to be voted upon by our stockholders, except that they may nominate directors in accordance with the "Governance" provision described above; or

     - solicit, initiate, encourage or knowingly or intentionally facilitate any of its affiliates undertaking any of the acts described in the bullet points immediately above.

     The "standstill period" is defined in each of the stockholder agreements as the period beginning on September 1, 2000 and ending upon the earliest to occur of the following:

     -   September 1, 2003;

     - the date of execution of an agreement that will result in our change of control, which is defined above, or the actual occurrence of a change of control;

     - the commencement of a bona fide third party public offer to acquire at least 25% of our voting stock; or

     - a reduction in beneficial ownership of our voting stock by Microsoft or First Data, as the case may be, to less than 5% of our total voting stock.

     If the standstill period terminates due to our change of control or the execution of an agreement that would result in our change of control, the change of control transaction is terminated and neither Microsoft nor First Data has acquired control of us before the termination, then the standstill will be reinstated. Also, if the standstill period terminates due to a third party public offer for our common stock, the public offer is withdrawn or terminated prior to its consummation and no tender offer of Microsoft or First Data for our common stock is pending, then the standstill period will be reinstated.

     If, at any time during the standstill period,

     - any third party has made any proposal or offer relating to a takeover transaction or other change of control of us, which has not been rejected by the board of directors,

     - the board of directors has determined to pursue, and is pursuing, a takeover transaction or other change of control of us, or

     - our board of directors or officers have engaged in any discussions or negotiations with, or provided any information to, any third person with respect to a potential takeover transaction or our change of control and have not resolved to terminate the discussions, negotiations or provision of information, then, for so long as any one of these conditions apply, Microsoft, First Data or their controlled affiliates will be able to make an offer or proposal directed privately to us relating to a takeover transaction or other change of control.

     If, during the standstill period, we disclose non-public information to another party, then Microsoft and First Data each will have the option to be subject to the terms of any less restrictive standstill provision that is negotiated by us with the party for the same duration as the less restrictive standstill applies to this third party. In addition, if, during the standstill period, we provide non-public information to another party without a signed confidentiality agreement with the third party, then the standstill restrictions will no longer apply to Microsoft, First Data and their controlled affiliates.

     Transfer Restrictions.

     Microsoft and First Data will not be able to transfer any shares of our common stock they beneficially own during the period ending on September 1, 2001, except for transfers:

     - to any controlled affiliate who agrees to be bound by the stockholder agreement;

     -   which have been consented to in writing by us;

     - pursuant to a third-party tender offer that is recommended by our board of directors or a merger transaction in which we are a party; or

     - subject to the following paragraph, pursuant to bona fide hedging transactions with, or arranged by, a nationally recognized investment banking firm or other nationally recognized financial institutions.

     With respect to hedging during the one year period after September 1, 2000:

     - as to each of Microsoft and First Data, the total number of shares underlying hedging transactions entered into or renewed during the first-year period may not be greater than 50% of the volume limitations under Rule 144 of the Securities Act of 1933 during any applicable Rule 144 period, assuming the hedges by each were treated as transfers by each subject to Rule 144;

     - Microsoft and First Data may renew or amend any hedge in place as long as each does not exceed the number of shares underlying their respective prior hedging transaction; and

     - Microsoft and First Data may not enter into, renew or amend more than one hedge transaction during any calendar quarter if it would require the filing of an amendment by such party to any Schedule 13D under the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

     Unless Microsoft or First Data beneficially own less than 5% of our outstanding common stock, during the period beginning on September 1, 2001 and ending on September 1, 2003, Microsoft and First Data will not be able to transfer any shares of our common stock they beneficially own, except for transfers:

     - pursuant to each of the bullet points set forth in the first paragraph of this "Transfer Restrictions" section, except that as to each of them the shares underlying hedging transactions, together with transfers pursuant to the third bullet point of this paragraph, may be equal to up to 100% of the volume limitations of Rule 144 during any applicable Rule 144 period;

     - in a bona fide public distribution or underwritten public offering, including pursuant to the registration rights granted to Microsoft and First Data described in the "Registration Rights Agreements" section below; or

     - of shares in amounts that could be sold under the volume limitations of Rule 144 during any applicable Rule 144 period, assuming during any period that all shares underlying any new or renewed hedging transactions by such party are considered to be transfers by such party subject to the Rule 144 limitations.

     With respect to the second and third bullet points immediately above, however, except as permitted by the following paragraph, these transfers may not be made if they would result, to the knowledge of Microsoft or First Data, as the case may be, in the transferee holding more than 5% of our outstanding shares of common stock.

     Microsoft or First Data will only be able to transfer a 5% block of our common stock or knowingly transfer shares to a third party so that after the transfer that third party would own more than 5% of our common stock, if the transfer is to a person that is qualified to file a Schedule 13G pursuant to Rule 13d-1(b) of the Securities Exchange Act of 1934. Prior to these transfers, however, Microsoft or First Data must offer to sell those shares to us at least two days prior to making the transfer. For this two-day period, we will have the option to purchase all of the shares at the same price and upon the same terms as the proposed transfer. If we decide not to exercise our right of first offer, Microsoft or First Data, as the case may be, will be able to sell the 5% block for a set period at no less than 95% of the price offered to us.

REGISTRATION RIGHTS AGREEMENTS

     At the closing of the TransPoint acquisition, Microsoft, First Data and Citibank each executed a registration rights agreement with us that contained the following provisions:

     Shelf Registration Statement.

     Pursuant to the registration rights agreements, as promptly as practicable after the closing of TransPoint acquisition, we agreed to file, at our expense, a registration statement allowing the offering for sale on a continuous basis of the shares of our common stock received by Microsoft, First Data and Citibank in the

TransPoint acquisition. We have agreed to use our commercially reasonable best efforts to cause the registration statement to be declared effective by the Commission by the 30th day after the effective time of the closing, and to keep the shelf registration statement effective until Microsoft, First Data and Citibank have either sold all of the shares they received at the closing or they are able to sell all of these shares under Rule 144.

     We will be able to suspend the effectiveness of the shelf registration statement in the following circumstances:

     - as to each of Microsoft, First Data, and Citibank, if the negotiation or consummation of a transaction by us is pending or an event has occurred, and in each case we have has a bona fide business purpose for keeping this negotiation, consummation or event confidential, and the nondisclosure would cause the registration statement to fail to comply with applicable disclosure requirements; or

     - as to each of Microsoft and First Data, if an underwritten public offering of our common stock pursuant to the shelf registration statement would adversely affect a pending or proposed offering of our common stock by us.

     Underwritten Offerings.

     In the registration rights agreements among us and Microsoft and First Data, each of Microsoft and First Data will have the right to request us to undertake, at our expense, an underwritten public offering of our shares of common stock they received in the TransPoint acquisition. Each of Microsoft and First Data will be limited to one of these requests during any six-month period. If we are allowed to choose the lead managing underwriter for any particular underwritten offering, then our management will participate in a customary road show in connection with the offering.

     We will only be obligated to undertake an underwritten offering for Microsoft or First Data if either of the following minimums is satisfied:

     - the aggregate gross proceeds to the participants in the offering equal or exceed $100 million, or

     - the total number shares of our common stock to be registered in the offering equals or exceeds 1,000,000.

     Piggyback Registrations.

     In the registration rights agreement among us, Microsoft and First Data, we will grant customary piggyback registration rights to Microsoft and First Data so that if, at any time while the shelf registration statement is effective, we propose to register any of our common stock, whether or not for our own account, each of Microsoft and First Data will be able to request that we include its shares in the registration unless the registration is related to shares issued in connection with a merger or an exchange offer or pursuant to an employee benefit plan.

     Underwriter Limitations on Underwritten Public Offerings.

     If the lead managing underwriter of an underwritten public offering of our common stock advises us, or Microsoft or First Data, if applicable, that the number of shares proposed to be offered should be limited due to market conditions, then the amount of shares offered, including pursuant to any over-allotment options exercised by the underwriters, will be allocated in the following manner:

     -   if the offering is initiated by us,

         (1) first, to the full extent of shares we desire to sell, and

         (2) second, if any shares remain, to Microsoft and First Data and to any other persons possessing similar registration rights pro rata in accordance with each request.

     -   if the offering is initiated by Microsoft or First Data,

         (1) first, to the full extent of shares the stockholder initiating the offering desires to sell, and

         (2) second, if any shares remain, to each other holder of our common stock possessing similar registration rights pro rata in accordance with each request.

     Expenses.

     We have agreed to pay our expenses of registering the shares of our common stock offered by this prospectus under the Securities Act, including registration and filing fees, printing expenses, administrative expenses, and certain legal and accounting fees. Each of the selling stockholders will bear their pro rata share of all discounts, commissions, or other amounts payable to underwriters, broker-dealers, or agents as well as fees and disbursements for legal counsel retained by any selling stockholders and any transfer taxes relating to the sale or disposition of the shares.

                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders or by their pledgees, donees, transferees, and other successors in interest. The selling stockholders will act independently of us and each other in making decisions with respect to the timing, manner, and size of each sale. To our knowledge, none of the selling stockholders have entered into any agreement, arrangement, or understanding with any particular broker or market maker that will participate in the offering.

     The selling stockholders may sell shares in any of the following transactions:

     -   through broker-dealers;
     -   through agents; or
     -   directly to one or more purchasers.

     From time to time, the selling stockholders may sell their shares in one or more transactions in the over-the-counter market, on the Nasdaq National Market, or in privately negotiated transactions at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. In addition, any shares covered by this prospectus which qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus.

     Regarding the distribution of the shares or otherwise, subject to the restrictions set forth in the "Selling Stockholders" section above, the selling stockholders may do the following:

     - enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares registered under this prospectus in the course of hedging the positions they assume with the selling stockholders.

     - sell shares short and redeliver the shares to close out such short positions.

     - enter into option or other transactions with broker-dealers which require the selling stockholders to deliver the shares registered by this registration statement to the broker-dealer, so that the broker-dealer may resell or otherwise transfer the shares under this prospectus.

     - loan or pledge the shares of our common stock offered by this prospectus to a broker-dealer, who in turn may:

         (1)      sell the shares so loaned; or

         (2) upon a default, sell the shares so pledged, under this prospectus.

     When the selling stockholders offer their shares, to the extent required, we will provide you with a prospectus supplement detailing:

     -   the aggregate number of shares being offered;

     - the terms of the offering, including the name or names of any underwriters, broker-dealers, or agents;

     - any commissions, discounts, or concessions and other items constituting compensation from the selling stockholders; and

     - any commissions, discounts, or concessions allowed or repaid to broker-dealers.

                                     EXPERTS

     Our consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended June 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of MSFDC, L.L.C. and related companies, incorporated in this prospectus by reference from our Current Report on Form 8-K, dated as of November 14, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     We have engaged Porter, Wright, Morris & Arthur LLP, Columbus, Ohio to assist us with legal matters concerning the registration statement for the shares of our common stock offered by this prospectus. Porter, Wright, Morris & Arthur LLP will pass on the validity of our common stock offered by this prospectus.

     Partners of Porter, Wright, Morris & Arthur LLP who participated in the preparation of this prospectus beneficially own an aggregate of 26,507 shares of our common stock consisting of a combination of stock and options exercisable within 60 days after the date of this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions, if any. All amounts shown are estimates, except the SEC registration fee:

         SEC registration fee..................................     $225,740
         Printing and engraving fee............................       50,000
         Legal fees and expenses...............................      100,000
         Accounting fees and expenses..........................       25,000
         Transfer agent and registrar fees and expenses........        5,000
         Miscellaneous fees and expenses.......................       44,260
                  Total........................................     $450,000

All the costs identified above will be paid by the Company.

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Article IX of the Registrant's By-Laws (the "By-Laws") provides that the Registrant shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person who is or was involved or threatened to be made so involved in any action by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another entity. The right to indemnification includes the right to receive payment of expenses in advance of the final disposition of the proceeding. All indemnification rights in Article IX are contract rights. The Registrant also may provide indemnification for employees, agents, attorneys and representatives of the Registrant by action of its board of directors. Article IX expressly states that no amendment to the By-Laws or the Certificate of Incorporation shall adversely affect any right to indemnification for acts occurring prior to such amendment. The right of indemnification is not exclusive of any other rights of indemnification that may be available.

                  In determining the right to indemnification, the Registrant has the burden of proof that the indemnitee has not met the applicable standard of conduct. If successful in whole or in part in such a proceeding, the indemnitee is entitled to be indemnified for expenses incurred in connection with such proceeding. All reasonable expenses incurred by an indemnitee in connection with any proceeding shall be advanced by the Registrant after receipt of a statement from the indemnitee requesting such advance.

                  Article IX provides that the Registrant may purchase and maintain insurance in connection with any expenses, liability or loss relating to any proceeding, whether or not the Registrant would have the power to indemnify the officer, director, employee, agent, attorney, trustee or representative. The Registrant also may enter into indemnification contracts with any of the foregoing persons, which contracts are deemed specifically approved and authorized by the stockholders.

                  Article IX provides that if any provision of Article IX is held invalid, illegal or unenforceable, the remaining provisions of Article IX shall not be affected. An indemnitee also may elect, as an alternative to the
Article IX procedures, to follow procedures authorized by applicable corporate law or statute. Article IX sets forth specific procedures for the advancement of expenses and for the determination of entitlement to indemnification. Entitlement to indemnification shall be determined by a majority vote of disinterested directors, by a written opinion of independent counsel under certain circumstances or by the Registrant's stockholders if a majority of the disinterested directors determines the issue should be submitted to the stockholders. If the foregoing persons have not been appointed within 60 days after the receipt of a request for indemnification, the indemnitee is deemed to be entitled to indemnification unless the indemnitee misrepresented or omitted a material fact in making or supporting his request for indemnification or the indemnification is prohibited by law. The termination of an action by judgment, order, settlement or conviction or upon a plea of nolo contendere does not adversely affect the right of an indemnitee to indemnification or create any presumption with respect to any standard of conduct. An indemnitee is entitled to indemnification for expenses if he is successful on the merits, if the action is terminated without a determination of liability on the part of the indemnitee or if the indemnitee was not a party to the action. An indemnitee who is determined not to be entitled to indemnification may appeal such determination either through the courts or by arbitration.

         (b) Under Section 145 of the Delaware GCL, indemnification of any person who is or was a party or threatened to be made so in any action by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving in such capacity for another corporation or other enterprise at the request of the corporation is permitted against expenses, fines and amounts paid in settlement actually and reasonably incurred by him in such proceeding where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in criminal actions, where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. Indemnification against expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees and agents is required under Section 145 of the Delaware GCL in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a proceeding of the type described above. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made (unless ordered by a court) by majority vote of the disinterested directors, by independent legal counsel, or by the stockholders. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

         (c) Under Section 145 of the Delaware GCL and Article IX of the By-Laws, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or who serves as a director, officer, employee or agent of another corporation or other enterprise, against liability asserted against or incurred by such person in any such capacity whether or not the Registrant would have the power to provide indemnity under Section 145 or the By-Laws. The Registrant has obtained insurance which, subject to certain exceptions, insures the directors and officers of the Registrant and its subsidiaries.

         (d) The Registrant has entered into indemnification contracts with its directors and certain officers which provides that such directors and officers will be indemnified to the fullest extent provided by Section 145 of the Delaware GCL (or such other future statutory provision authorizing or permitting indemnification) against all expenses (including attorneys' fees), judgments, fines and settlement amounts, actually and reasonably paid or incurred by them in any action or proceeding, including any action by or in the right of the Registrant, by reason of the fact that they were a director, officer, employee or agent of the Registrant, or were serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  No indemnity will be provided under such indemnification contracts (i) except to the extent that the aggregate losses to be indemnified pursuant thereto exceed the amount for which the indemnitee is indemnified pursuant to any directors and officers liability insurance purchased and maintained by the Registrant; (ii) in respect to remuneration paid to an indemnitee if it shall be determined by a final judgment that such remuneration was in violation of law; (iii) on account of any suit in which judgment is rendered against an indemnitee for an accounting of profits made from the purchase or sale by indemnitee of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (iv) on account of the indemnitee's act or omission being finally adjudged to have been not in good faith or involving intentional misconduct or a knowing violation of law; or (v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         (e) Article EIGHTH of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any unlawful payment of a dividend or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived any improper personal benefit.

         (f) Certain registration rights agreements provide for the indemnification of the Registrant's directors and officers by the Selling Stockholders. The indemnification provided for by the Selling Stockholders is limited to matters arising in connection with this Registration Statement.

         The above discussion of the Registrant's By-Laws, Restated Certificate of Incorporation, indemnification agreements, and of Section 145 of the Delaware GCL is not intended to be exhaustive and is respectively qualified in its entirety by such By-Laws, Restated Certificate of Incorporation and statutes.

ITEM 16.      EXHIBITS.

      EXHIBIT                                  EXHIBIT
      NUMBER                                 DESCRIPTION
      ------                                 -----------

       2(a) Agreement and Plan of Merger, dated as of December 20, 1999, among the Company, CheckFree Acquisition Corporation IV, and BlueGill Technologies, Inc. (Reference to Appendix A of Form S-4 Registration Statement (333-32644) and incorporated herein by reference.)

       2(b) Agreement and Plan Merger and Contribution Agreement, dated as of February 15, 2000, among Microsoft Corporation, First Data Corporation, Citibank, N.A., MS II, LLC, First Data, L.L.C., H & B Finance, Inc., First Data International Partner, Inc., MSFDC International, Inc., Citicorp Electronic Commerce, Inc., CheckFree Holdings Corporation, Chopper Merger Corporation, and CheckFree Corporation. (Reference is made to Exhibit 2(b) of the Registration Statement on Form S-4 (333-32644) and incorporated herein by reference.)

       2(c) Amended and Restated Agreement and Plan of Merger, dated as of July 7, 2000, among CheckFree Holdings Corporation, Microsoft Corporation, First Data Corporation, Citibank, N.A., H&B Finance, Inc., FDC International Partner, Inc., FDR Subsidiary Corp., MS FDC International, Inc., Citi TransPoint Holdings Inc., TransPoint Acquisition Corporation, Tank Acquisition Corporation, Chopper Merger Corporation, CheckFree Corporation, Microsoft II, LLC and First Data, L.L.C. (Reference is made to Exhibit 2(c) of the Registration Statement on Form S-4 (333-32644) and incorporated herein by reference.)

       2(d) Amended and Restated Strategic Alliance Master Agreement, dated as of April 26, 2000, among CheckFree Corporation, CheckFree Services Corporation, and Bank of America, N.A. (Reference is made to Appendix A of the Proxy Statement for the Special Meeting of Stockholders held on September 28, 2000 and incorporated herein by reference.)

       2(e) Purchase and Assumption Agreement, dated as of August 8, 2000, among CheckFree Corporation, CheckFree Services Corporation, Bank of America, N.A., and Bank of America Technology and Operations, Inc. (Reference is made to Appendix B of the Proxy Statement for the Special Meeting of Stockholders held on September 28, 2000 and incorporated herein by reference.)

         5        *        Opinion of Porter, Wright, Morris & Arthur LLP.

       23(a) Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5).

       23(b)      *        Consent of Deloitte & Touche LLP.

       23(c)      *        Consent of Deloitte & Touche LLP.

        24        *        Power of Attorney.

        27                 Financial Data Schedule. (Reference is made to
                           Exhibit 27 to the Annual Report on Form 10-K for the year ended June 30, 2000 and incorporated herein by reference.)

----------------

    * Filed with this report.

ITEM 17.      UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) to file during any period in which offers or sales are being made, a post effective amendment to this registration statement:

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on November 21, 2000.

                                     CHECKFREE CORPORATION

                                     By: /s/ Peter J. Kight
                                         -----------------------
                                         Peter J. Kight, Chairman of
                                         the Board and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                                        TITLE                                      DATE
  /s/ Peter J. Kight                        Chairman of the Board and                        November 21, 2000
------------------------------------        and Chief Executive Officer
Peter J. Kight                               (Principal Executive Officer)


  *David E. Mangum                          Executive Vice President and                     November 21, 2000
------------------------------------        Chief Financial Officer
David E. Mangum                             (Principal Financial Officer)


  *Gary A. Luoma, Jr.                       Vice President and                               November 21, 2000
------------------------------------        Chief Accounting Officer
Gary A. Luoma, Jr.                          (Principal Accounting Officer)


  *William P. Boardman                      Director                                         November 21, 2000
------------------------------------
William P. Boardman

  *James D. Dixon                           Director                                         November 21, 2000
------------------------------------
James D. Dixon

  *Henry C. Duques                          Director                                         November 21, 2000
------------------------------------
Henry C. Duques

  *Mark A. Johnson                          Director                                         November 21, 2000
------------------------------------
Mark A. Johnson

  *Lewis C. Levin                           Director                                         November 21, 2000
------------------------------------
Lewis C. Levin

  *Eugene F. Quinn                          Director                                         November 21, 2000
------------------------------------
Eugene F. Quinn

  *Jeffrey M. Wilkins                       Director
------------------------------------
Jeffrey M. Wilkins                                            November 21, 2000



*By: /s/ Curtis A. Loveland
------------------------------------
    Curtis A. Loveland, attorney-in-fact
    for each of the persons indicated